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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

                            JURISDICTION
     SUBSIDIARY NAME       OF ORGANIZATION
-------------------------- ----------------
1.   Acuff-Rose               Tennessee
     Music, LLC
2.   Acuff-Rose               Tennessee
     Music Publishing,
     LLC
3.   CCK Holdings,            Delaware
     LLC
4.   Corporate                 Texas
     Magic, Inc.
5.   Country Music            Delaware
     Television
     International, Inc.
6.   Gaylord                  Delaware
     Creative Group, Inc.
7.   Gaylord                  Delaware
     Digital, LLC
8.   Gaylord Hotels,          Delaware
     LLC
9.   Gaylord                  Delaware
     Investments, Inc.
10.  Gaylord                  Maryland
     National, LLC
11.  Gaylord Program          Delaware
     Services, Inc.
12.  Grand Ole Opry           Tennessee
     Tours, Inc.
13.  Hickory Music,           Tennessee
     LLC
14.  Milene Music,            Tennessee
     LLC
15.  OLH, G.P.                Tennessee
16.  OLH Holdings,            Delaware
     LLC
17.  Opryland                 Delaware
     Attractions, Inc.
18.  Opryland                 Tennessee
     Hospitality, LLC
19.  Opryland Hotel            Florida
     - Florida Limited
     Partnership
20.  Opryland Hotel           Delaware
     Nashville, LLC
21.  Opryland Hotel           Delaware
     - Texas Limited
     Partnership
22.  Opryland Hotel           Delaware
     - Texas, LLC
23.  Opryland                 Tennessee
     Productions, Inc.
24.  Opryland                 Delaware
     Theatricals, Inc.
25.  Springhouse              Tennessee
     Music, LLC

                            JURISDICTION
     SUBSIDIARY NAME       OF ORGANIZATION
-------------------------- ----------------
26.  Wildhorse                Tennessee
     Saloon
     Entertainment
     Ventures, Inc.
27.  ResortQuest              Delaware
     International, Inc.
28.  Abbott &                  Florida
     Andrews Realty, LLC
29.  Abbott Resorts,           Florida
     LLC
30.  Accommodations            Colorado
     Center, Inc.
31.  Advantage                 Florida
     Vacation Homes by
     Styles, LLC
32.  Aspen Lodging            Delaware
     Company, LLC
33.  B&B on the            North Carolina
     Beach, Inc.
34.  Base Mountain            Delaware
     Properties, Inc.
35.  Brindley &            North Carolina
     Brindley Realty &
     Development, Inc.
36.  Catering              South Carolina
     Concepts, LLC
37.  Coastal Resorts          Delaware
     Management, Inc.
38.  Coastal Resorts          Delaware
     Realty, L.L.C.
39.  Coates, Reid &           Delaware
     Waldron, Inc.
40.  Collection of            Colorado
     Fine Properties,
     Inc.
41.  Columbine                Colorado
     Management Company
42.  Cove Management         California
     Services, Inc.
43.  CRW Property             Delaware
     Management, Inc.
44.  Exclusive                Delaware
     Vacation
     Properties, Inc.
45.  Great Beach              Delaware
     Vacations, LLC
46.  High Country             Delaware
     Resorts, Inc.
47.  Hilton Head           South Carolina
     Ocean Front Sales
     and Rentals, Inc.
48.  Houston and              Colorado
     O'Leary Company
49.  K-T-F                    Delaware
     Acquisition Co.
50.  Maui                      Hawaii
     Condominium and
     Home Realty, Inc.

                            JURISDICTION
     SUBSIDIARY NAME       OF ORGANIZATION
-------------------------- ----------------
51.  Mountain                 British
     Memories                 Columbia
     Accommodations, Ltd.
52.  Mountain Valley          Delaware
     Properties, Inc.
53.  Office and                Hawaii
     Storage LLC
54.  Peak Ski                 Colorado
     Rentals, LLC
55.  Plantation               Delaware
     Resort Management,
     Inc.
56.  Powder Resort            British
     Townhomes, Ltd.          Columbia
57.  R&R Resort            North Carolina
     Rental Properties,
     Inc.
58.  Realty Referral           Florida
     Consultants, LLC
59.  REP Holdings,             Hawaii
     Ltd.
60.  Resort Property            Utah
     Management, Inc.
61.  Resort Rental           Tennessee
     Vacations, LLC
62.  ResortQuest               Hawaii
     Hawaii, LLC
63.  ResortQuest             Delaware
     Hilton Head, Inc.
64.  ResortQuest              Florida
     Real Estate of
     Florida, Inc.
65.  ResortQuest              Delaware
     Realty Aspen, LLC
66.  ResortQuest              Delaware
     Southwest Florida,
     LLC
67.  ResortQuest at           Colorado
     Summit County, LLC
68.  ResortQuest              Colorado
     Technologies, Inc.
69.  ResortQuest              British
     Whistler Property        Columbia,
     Management, Inc.          Canada
70.  Ridgepine, Inc.          Delaware
71.  RQI                      Delaware
     Acquisition, LLC
72.  RQI Holdings,             Hawaii
     Ltd.
73.  Ryan's Golden            Montana
     Eagle Management,
     Inc.
74.  Sand Dollar              Delaware
     Management
     Investors, LLC
75.  Sand Dollar              Delaware
     Ocean, LLC
76.  Scottsdale               Delaware
     Resort
     Accommodations, Inc.

                            JURISDICTION
     SUBSIDIARY NAME       OF ORGANIZATION
-------------------------- ----------------
77.  Spearhead                 British
     Rentals, Ltd.            Columbia
78.  Steamboat                Delaware
     Premier Properties,
     Inc.
79.  Telluride                Colorado
     Resort
     Accommodations, Inc.
80.  Ten Mile                 Colorado
     Holdings, Ltd.
81.  THE Management           Georgia
     Company
82.  The Maury              Massachusetts
     People, Inc.
83.  The Tops'l                Florida
     Group, Inc.
84.  Tops'l Club of            Florida
     NW Florida, LLC
85.  Trupp-Hodnett             Georgia
     Enterprises, Inc.
86.  Whistler                   Canada
     Chalets Holding          (Federal)
     Corp.
87.  Whistler                  British
     Exclusive Property       Columbia
     Management, Ltd.
88.  Whistler                  Canada
     Lodging Company Ltd.     (Federal)